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                                                                       EXHIBIT 4
                           ALLIED CAPITAL CORPORATION
                               STOCK OPTION PLAN

1.  PURPOSE OF THE PLAN
                 The purpose of this Stock Option Plan (this "Plan") is to advance the interests of Allied Capital Corporation (the "Company") by providing to directors of the Company and to officers of the Company who have substantial responsibility for the direction and management of the Company with additional incentives to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company. It is recognized that the Company cannot attract or retain these officers and directors without this compensation. Options granted under this Plan may qualify as "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.  ADMINISTRATION
                 This Plan shall be administered by a Compensation Committee (the "Committee") comprised of at least two (2) members of the Company's Board of Directors who each shall (a) be a "disinterested person," as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, (b) have no financial interest in grants of stock options to officers of the Company under this Plan and (c) not be an "interested person," as defined in
Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "Act"), of the Company. The Committee shall interpret this Plan and, to the extent and in the manner contemplated herein, shall exercise the discretion reserved to it hereunder. The Committee may prescribe, amend and rescind rules and regulations relating to this Plan and to make all other determinations necessary for its administration. The decision of the Committee on any interpretation of this Plan or administration hereof, if in compliance with the provisions of the Act and regulations promulgated thereunder, shall be final and binding with respect to the Company, any optionee or any person claiming to have rights as, or on behalf of, any optionee.

3.  SHARES SUBJECT TO THE PLAN
                 The shares subject to option and the other provisions of this Plan shall be shares of the Company's common stock, par value $1.00 per share ("shares"). Subject to the provisions hereof concerning adjustment, the total number of shares which may be purchased upon the exercise or surrender of stock options granted under this Plan shall not exceed 1,790,248 shares, which includes all shares with respect to which options have been granted or surrendered for payment in cash or other consideration pursuant to this Plan or predecessor forms of this Plan. In the event any option shall cease to be exercisable in whole or in part for any reason, the shares which were covered by such option, but as to which the option had not been exercised, shall again be available under this Plan. Shares may be made available from authorized, unissued or reacquired stock or partly from each.

4.  PARTICIPANTS
                 (a) Officers. The Committee shall determine and designate from time to time those key officers of the Company who shall be eligible to participate in this Plan. The Committee shall also determine the number of shares to be offered from time to time to each optionee. In making these determinations, the Committee shall take into account the past service of each such officer to the Company, the present and potential contributions of such officer to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of this Plan; provided that the Committee shall determine that each grant of options to an optionee, the number of shares offered thereby and the terms of such option are in the best interests of the Company and its shareholders. The date on which the Committee approves a grant of options to an officer of the Company shall be the date of issuance of such option; provided, however, that if (1) any such action by the Committee does not constitute approval thereof by both (A) a majority of the Company's directors who each has no financial interest in such action and (B) a majority of the Company's directors who each is not an "interested person," as defined in Section 2(a)(19) of the Act, of the Company and (2) such approval is then required by Section 61(a)(3)(B)(I)(I) of the Act, the grant of any option by such action shall not be effective until there has been approval of such action by a majority of the Company's directors who each has no financial interest in such action and a majority of the Company's directors who each is not
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an "interested person" of the Company on the basis that such action is in the best interests of the Company and its shareholders, and the last date on which such required approval is obtained shall be the date of issuance of such option. The agreement documenting the award of any option granted pursuant to this paragraph 4(a) shall contain such terms and conditions as the Committee shall deem advisable, including but not limited to being exercisable only in such installments as the Committee may determine.

                 (b) Non-Officer Directors. A one-time grant of options in accordance with the provisions of this paragraph (b) shall be made to each director of the Company who is not an officer of the Company or of the Company's investment adviser (a "non-officer director"). A one-time grant of options in accordance with the provisions of this paragraph shall be made to each non-officer director other than any non-officer director who received a grant pursuant to the first sentence of this paragraph (b) upon his or her initial election as a director of the Company. Each grant pursuant to this paragraph (b) shall award the non-officer director an option to purchase ten thousand (10,000) shares at a price equal to the current fair market value of the shares at the date of issuance of such option; provided, that if any non-officer director then holds ten percent (10%) or more of the outstanding shares, the exercise price of such option shall not be less than one hundred ten percent (110%) of such current fair market value. The agreement documenting the award of any option granted pursuant to this paragraph 4(b) shall contain such terms and conditions as the Committee shall deem advisable; provided, however, that any such option shall vest in three annual installments (so that the recipient can first exercise the option with respect to not more than 3,333 shares on or after the date of issuance of such option, can exercise the option with respect to not more than an additional 3,333 shares on or after the first anniversary of the date of issuance of such option and can exercise such option with respect to the all of the shares covered thereby on or after the second anniversary of the date of issuance of such option).

                 (c) General. Agreements evidencing options granted to different optionees or at different times need not contain similar provisions.

5.  OPTION PRICE
                 Shares shall be optioned from time to time at a exercise price not less than the current fair market value, as defined in paragraph 15(d) of this Plan, of the shares at the date of issuance of an option; provided, that the exercise price of any option granted to a holder of 10% or more of the Company's shares shall not be less than 110% of such current fair market value.

6.  OPTION PERIOD
                 Each option agreement shall state the period or periods of time within which the subject option may be exercised, in whole or in part, by the optionee which shall be such period or periods of time as may be determined by the Committee; provided, that the option period shall not exceed ten years from the date of issuance of the option and shall not exceed five years if the option is granted to a holder of 10% or more of the Company's shares.

7.  PAYMENT FOR SHARES
                 Full payment for shares purchased shall be made at the time of exercising the option in whole or in part. Payment of the purchase price shall be made in cash (including check, bank draft or money order) or, if authorized pursuant to paragraph 9 hereof, by a loan from the Company in accordance with paragraph 9.

8.  TRANSFERABILITY OF OPTIONS
                 Options shall not be transferable other than by will or the laws of descent and distribution, and during an optionee's lifetime shall be exercisable only by the optionee.

9.  LOANS BY THE COMPANY
                 Upon the exercise of any option by an officer-optionee, the Company, at the request of the officer-optionee, and subject to the approval of both (a) a majority of the Company's directors who each has no financial interest in such loan and (b) a majority of the Company's directors who each is not an "interested person," as defined in Section 2(a)(19) of the Act, of the Company, on the basis that such loan is in the best interests of the Company and its stockholders (whether such approval is by the Committee or otherwise), may lend to such officer-optionee, as of the date of exercise, an





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amount equal to the exercise price of such option; provided, that such loan (a)
shall have a term of not more than ten years, (b) shall become due within sixty days after the recipient of the loan ceases to be an officer of the Company,
(c) shall bear interest at a rate no less than the prevailing rate applicable to 90-day United States Treasury bills at the time the loan is made, and (d) shall be fully collateralized at all times, which collateral may include securities issued by the Company. Loan terms and conditions may be changed by the Committee to comply with applicable IRS and SEC regulations.

10.  TERMINATION OF OPTION
                 All rights to exercise options shall terminate sixty days after any optionee ceases to be a director or an officer of the Company for any cause other than death or total and permanent disability.

11.  RIGHTS IN THE EVENT OF TERMINATION OF SERVICE
                 If an optionee's service as a director or officer is terminated for any reason other than death or total and permanent disability prior to expiration of his or her option and before such option is fully exercised, the optionee shall have the right to exercise the option during the balance of the 60-day period referred to in paragraph 10.

12.  RIGHTS IN THE EVENT OF TOTAL AND PERMANENT DISABILITY OR DEATH
                 If an optionee becomes totally and permanently disabled or dies prior to expiration of the option without having fully exercised it, he or the executors or administrators or legatees or distributees of the estate, as the case may be, shall, have the right, from time to time within one year after the optionee's total and permanent disability or death and prior to the expiration of the term of the option, to exercise the option in whole or in part, as provided in the respective option agreement.

13.  EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN
                 Subject to any required action by the shareholders of the Company and the provisions of applicable corporate law, the number of shares represented by the unexercised portion of an option, the number of shares which has been authorized or reserved for issuance hereunder, and the number of shares covered by any applicable vesting schedule hereunder, as well as the exercise price of a share represented by the unexercised portion of an option, shall be proportionately adjusted for (a) a division, combination or reclassification of any of the shares of common stock of the Company or (b) a dividend payable in shares of common stock of the Company.

14.  GENERAL RESTRICTION
                 Each option shall be subject to the requirement that, if at any time the Board of Directors shall determine, at its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of the shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Subject to the limitations of paragraph 6, no option shall expire during any period when exercise of such option has been prohibited by the Board of Directors, but shall be extended for such further period so as to afford the optionee a reasonable opportunity to exercise his option.

15.  MISCELLANEOUS PROVISIONS
                 (a) No optionee shall have rights as a shareholder with respect to shares covered by his option until the date of exercise of his option.

                 (b) The granting of any option shall not impose upon the Company any obligation to appoint or to continue to appoint as a director or officer any optionee, and the right of the Company to terminate the employment of any officer or other employee, or service of any director, shall not be diminished or affected by reason of the fact that an option has been granted to such optionee.

                 (c) Options shall be evidenced by stock option agreements in such form and subject to the terms and conditions of this Plan as the Committee shall approve from time to time, consistent with the provisions of this Plan. Such stock





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option agreements may contain such other provisions as the Committee in its discretion may deem advisable.

                 (d) For purposes of this Plan, the fair market value of the shares shall be the closing sales price of the stock as quoted on the National Association of Securities Dealers Automated Quotation System for the date of issuance of such option, as provided herein. If the Company's shares are traded on an exchange, the price shall be the closing price of the Company's stock as reported in The Wall Street Journal for such date of issuance of an option.

                 (e) Any option issued hereunder before January 1, 1987 shall not be exercisable while there is outstanding any stock option which was granted before the granting of such option to the same optionee to purchase shares of the Company or of any corporation which (at the time of the granting of such option) was a parent or subsidiary corporation of the Company, or any predecessor of any of any such corporations.

                 (f) (1) The aggregate fair market value (determined as of the date of issuance of an option) of the shares for which any optionee may be granted options before January 1, 1987 in any calendar year (under all incentive stock option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000 plus any unused limit carryover to such year, calculated in accordance with the provisions of Section 422A(c)(4) of the Code as it existed before enactment of the Tax Reform Act of 1986, P.L. No. 99-514.

                 (f) (2) The aggregate fair market value (determined as of the date of issuance of an option) of the shares with respect to which an option, or portion thereof, intended to be an incentive stock option and granted after December 31, 1986 are exercisable for the first time by any optionee during any calendar year (under all incentive stock option plans of the Company and subsidiary corporations) shall not exceed $100,000.

                 (g) All options issued pursuant to this Plan shall be granted within ten years from the earlier of the date of adoption of this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) or the date this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) is approved by the shareholders of the Company.

                 (h) No option may be issued if exercise of all warrants, options and rights of the Company outstanding immediately after issuance of such option would result in the issuance of voting securities in excess of 20% of the Company's outstanding voting securities.

                 (i) A leave of absence granted to an employee does not constitute an interruption in continuous employment for purposes of this Plan as long as the leave of absence does not extend beyond one year.

                 (j) Any notices given in writing shall be deemed given if delivered in person or by certified mail; if given to the Company at Allied Capital Corporation, 1666 K Street, N.W., 9th Floor, Washington, D.C. 20006; and, if to an optionee, in care of the optionee at his or her last known address.

                 (k) This Plan and all actions taken by those acting under this Plan shall be governed by the substantive laws of Maryland without regard to any rules regarding conflict-of-law or choice-of-law.

                 (l) All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

16.  CHANGE OF CONTROL
                 In the event of a Change of Control (as hereinafter defined), all then-outstanding options will become fully vested and exercisable as of the Change of Control. For purposes of the Plan, "Change of Control" means the sale of substantially all of the Company's assets or the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the 1934 Act, or of record, of securities of the Company representing twenty percent (20%) or more in the aggregate voting power of the Company's then-outstanding Common Stock by any "person" (within the meaning of Sections 13(d) and 14(d) of the 1934 Act), including any corporation or group of associated persons acting in concert, other than (i) the Company or its subsidiaries and/or (ii) any employee pension benefit plan (within the meaning of





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Section 3(2) of the Employee Retirement Income Security Act of 1974) of the
Company or its subsidiaries, including a trust established pursuant to any such plan.

17.  AMENDMENT AND TERMINATION
                 The Board of Directors may modify, revise or terminate this Plan at any time and from time to time; provided, however, that no modification or revision of any material provision of this Plan may be made without shareholder approval except for such modifications or revisions which are necessary in order to ensure the options issued as incentive stock options under this Plan comply with Section 422 or any successor provision of the Code, applicable provisions of the Act or any exemptive order therefrom issued to the Company in connection with this Plan, Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or other applicable law. This Plan shall terminate when all shares reserved for issuance hereunder have been issued upon the exercise of options, by action of the Board of Directors pursuant to this paragraph, or on February 12, 2007, whichever shall first occur.

18.  EFFECTIVE DATE OF THE PLAN
                 This Plan shall become effective upon (1) adoption by the Board of Directors and (2) approval of this Plan by the shareholders of the Company.